EXHIBIT 99.1

BJ's Restaurants Opens in Santa Rosa, California

HUNTINGTON BEACH, Calif., May 15, 2012 (GLOBE NEWSWIRE) -- BJ's Restaurants, Inc. (Nasdaq:BJRI) today announced the opening of its newest restaurant in Santa Rosa, California, on Monday, May 14, 2012. The new BJ's Restaurant & Brewhouse is located at the intersection of Guerneville and US 101 as the latest addition to the 800,000 square foot Coddingtown Mall. The restaurant is approximately 9,000 square feet, contains seating for approximately 280 guests, and features BJ's extensive menu including BJ's signature deep-dish pizza, award-winning handcrafted beer and famous Pizookie® dessert. BJ's highly detailed, contemporary décor and unique video statement, including BJ's 103" plasma display as well as several high-definition flat panel televisions, create a high energy, fun and family-friendly dining environment for everyone to enjoy. Hours of operation are from 11:00 a.m. to 12:00 midnight Sunday through Thursday, and 11:00 a.m. to 1:00 a.m. Friday and Saturday.

"We are very excited to bring the BJ's restaurant concept to the North Bay area of the San Francisco market in Santa Rosa California," commented Jerry Deitchle, Chairman and CEO. "Our new BJ's in Santa Rosa joins our other very successful restaurant in the North Bay market located at the Northgate Mall in San Rafael. We have now opened five new restaurants this year and remain solidly on track to open as many as 11 additional restaurants during fiscal 2012, including the relocation of an older, smaller-format 'pizza and grill' restaurant to a site that can support a larger format BJ's restaurant. We expect to open our next two restaurants in Waco, Texas and Round Rock, Texas in late June before the end of our fiscal second quarter." Investors are reminded that the actual number and timing of new restaurant openings is subject to a number of factors outside of the Company's control including, but not limited to, weather conditions and factors under the control of landlords, contractors and regulatory/licensing authorities.

BJ's Restaurants, Inc. currently owns and operates 120 casual dining restaurants under the BJ's Restaurant & Brewery®, BJ's Restaurant & Brewhouse®, BJ's Pizza & Grill® and BJ's Grill™ brand names. BJ's restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrees and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ's experience. The Company operates several microbreweries in addition to using qualified contract brewers to produce and distribute BJ's critically acclaimed proprietary handcrafted beers throughout the chain. The Company's restaurants are located in California (59), Texas (25), Arizona (6), Colorado (4), Oregon (2), Nevada (5), Florida (9), Ohio (3), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). Visit BJ's Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute "forward-looking" statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, the success of various sales-building and productivity initiatives, future guest traffic trends and the number and timing of new restaurants expected to be opened in future periods. These "forward-looking" statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increase in minimum wage and other employment related costs, (vi) food quality and health concerns, (vii) factors that impact California, where 59 of our current 120 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers, third party contractors and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and service-mark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company's filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, 10-Q and 8-K. The "forward-looking" statements contained in this press release are based on current assumptions and expectations and BJ's Restaurants, Inc. undertakes no obligation to update or alter its "forward-looking" statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ's Restaurants, Inc. at (714) 500-2400.